Exhibit 10.45


                      EMPLOYMENT AGREEMENT

   This Employment Agreement is entered into as of January 21, 1995 by and between California Energy Company, Inc., a Delaware corporation (the "Company"), and Thomas R. Mason (the "Executive").

                            RECITALS

   The Company desires to employ the Executive as its President and Chief Operating Officer on the terms set forth in this Agreement, and the Executive desires to accept such employment.

   Accordingly, the Company and the Executive agree as follows:

                            AGREEMENT

   Section 1. Defined Terms. Terms used but not defined in this Agreement will have the meanings ascribed to them in Exhibit A to this Agreement.

   Section 2.  Employment.

     (a) The Company will employ the Executive as, and the Executive will act as, the President and Chief Operating Officer of the Company upon the terms set forth in this Agreement, for the Term of Employment.

     (b) The Executive's primary place of employment will be Omaha, Nebraska or such other place as is determined by the Company to be in the best interest of the Company.

   Section 3.  Duties.

     (a) Unless the Executive's duties are otherwise modified by the Chairman of the Board and Chief Executive Officer (hereinafter referred to as the "Chairman of the Board") which modifications may be effected in the Chairman of the Board's sole discretion, the Executive (i) will manage the operations and business of the Company and supervise and direct the other officers of the Company (except the Chairman of the Board) and its employees, agents and representatives, and (ii) will perform and discharge such other duties, and will have such other authority, as delegated to him by the Chairman of the Board. In performing such duties, the Executive will report directly to the Chairman of the Board and will consult with and be subject to the direction of the Chairman of the Board regarding all significant decisions and strategic options for the Company.

     (b) The Executive will act, without any compensation in addition to the compensation payable pursuant to this Agreement, as an officer of, or as a member of the board of directors of any subsidiary of the Company if so appointed or elected.

     (c) During the Term of Employment, the Executive (i) will devote his entire time, attention and energies during normal business hours to the business of the Company, and (ii) will not, without the Consent of the Chairman of the Board, perform any services for any other Person or engage in any other business or professional activity, whether or not performed or engaged in for profit.

     (d) Notwithstanding subsection (c), the Executive, without the Consent of the Chairman of the Board, may (i) purchase securities issued by, or otherwise passively invest his personal or family assets in, any other company or business within the constraints imposed by the Policy of Business Conduct referred to below, and (ii) engage in governmental, political, educational or charitable activities, but only to the extent that those activities
(A) are not inconsistent with any direction of the Chairman of the Board or any duties under this Agreement, and (B) do not interfere with the devotion by the Executive of his entire time, attention and energies during normal business hours to the business of the Company.

   Section 4.   Compensation.

     (a) During the Term of Employment, the Company will pay the Executive a base salary at an annual rate of $200,000, in substantially equal periodic payments in accordance with the Company's practices for executive employees, as determined from time to time by the Chairman of the Board.

     (b) The Chairman of the Board will review the salary payable to the Executive at least annually beginning in the fourth fiscal quarter of 1995. The Chairman of the Board, in his discretion, may increase the salary of the Executive from time to time, but may not reduce the salary of the Executive below the amount set forth in subsection (a).

     (c) During the Term of Employment, the Executive shall be eligible for consideration for an annual incentive merit bonus, for the Executive's performance during the preceding fiscal year of the Company in an amount determined by the Chairman of the Board in his discretion, by reference to the accomplishment by the Executive of goals established by the Chairman of the Board for the related fiscal year.

     (d) The Company will reimburse the Executive, subject to compliance by the Executive with the Company's customary reimbursement practices, for all reasonable and necessary out-of-pocket expenses incurred by the Executive on behalf of the Company in the course of its business.

     (e) The Company may reduce any payments made to the Executive under this Agreement by any required federal, state or local government withholdings or deductions for taxes or similar charges, or otherwise pursuant to law, regulation or order.

     (f) The compensation payable to the Executive pursuant to this Agreement will be in consideration for all services rendered by the Executive under this Agreement, and the Executive will receive no other compensation from the Company or any Affiliate.

     (g) Any base salary payable to the Executive for any period of employment of less than a year during the Term of Employment will be reduced to reflect the actual number of days of employment during the period except as provided in Section 8(b).

   Section 5.  Other Benefits.

     (a) During the Term of Employment, the Executive and his dependents may participate in and receive benefits under any employee benefit plan which the Company makes generally available to its employees and their families, including any pension, life insurance, medical benefits, dental benefits or disability plan, but only to the extent that the Executive or his dependents otherwise satisfies the standards established for participation in the plan. The terms of Executive's existing option agreements, as amended, remain unaffected hereby, except as set forth in Section 8(b) hereof.

     (b) The Executive may take up to four weeks of vacation during each full calendar year during the Term of Employment at a time mutually convenient to the Executive and the Company, without loss of compensation or other benefits under this Agreement.

   Section 6.  Confidentiality and Post-Employment Restrictions.

     (a) The Executive acknowledges that the Company and its Affiliates have confidential information and trade secrets, whether written or unwritten, with respect to carrying on their business, including sensitive marketing, bidding, technological and engineering information and data, names of past, present and prospective customers or partners of and vendors or suppliers to the Company and its Affiliates, working relationships with government agencies and officials, methods of pricing contracts and income and expenses associated therewith, the international business strategy and relative ranking of opportunities in various countries, negotiated prices and offers outstanding, credit terms and status of accounts and the terms or circumstances of any current or prospective business arrangements between the Company and its Affiliates and any third parties ("Confidential Information and Trade Secrets"). As used in this Agreement, the term Confidential Information and Trade Secrets does not include (i) information which becomes generally available to the public other than as a result of a disclosure by the Executive, (ii) information which becomes available to the Executive on a nonconfidential basis from a source other than the Company, or (iii) information known to the Executive prior to any disclosure to him by the Company. The Executive further acknowledges that the Executive possesses a high degree of knowledge of the independent energy industry and, in particular, has committed to a long-standing relationship with the Company and its Affiliates as employee, director and officer, which has allowed, and will continue to allow, him access to the Company's Confidential Information and Trade Secrets. Accordingly, any employment by the Executive with another employer in the independent energy industry or participation by him as a substantial investor in any such industry may necessarily involve disclosure of the Company's Confidential Information and Trade Secrets. Consequently, the Executive agrees that, if he voluntarily resigns his employment with the Company for any reason other than a material breach of this Agreement by the Company, he shall not at any time during the two-year period after such resignation, directly or indirectly accept employment by or invest in (except as a passive investor in a public corporation or in a publicly issued partnership interest which, in either event, would not exceed an ownership interest of 2% of the outstanding equity or partnership interest) in any person, firm, corporation, partnership, joint venture or business which is primarily engaged in the production or marketing of steam or electrical energy and further, the Executive agrees that to avoid the risk of disclosing or improperly using Confidential Information or Trade Secrets, he shall not directly or indirectly, provide consulting or advisory services to any of such independent energy businesses.

     (b) Without the written consent of the Chairman of the Board, the Executive will not, during and for two years after the Term of Employment, (i) disclose any Confidential Information and Trade Secrets of the Company or any Affiliate of the Company to any Person (other than the Company, directors, officers or employees of the Company, its Affiliates or duly authorized agents, attorneys or other representatives thereof), or (ii) otherwise make use of any Confidential Information and Trade Secrets other than in connection with authorized dealings with or by the Company and its Affiliates.

     (c) For a period of two years after the Term of Employment, the Executive shall neither directly nor indirectly solicit, on behalf of another employer, the employment of any person who is then currently employed by the Company or an Affiliate thereof, or otherwise induce, on behalf of another employer, such person to leave the employment of the Company or an Affiliate thereof without the prior written approval of the Chairman of the Board.

     (d) The Executive will hold, on behalf of the Company and its Affiliates and as the property of the Company and its Affiliates, all memoranda, manuals, books, papers, letters, documents, computer discs, data, software and other similar property obtained during the course of his employment by the Company and its Affiliates and relating to the Company's and its Affiliate's business, and will return such property to the Company and its Affiliates at any time upon demand by the Chairman of the Board and, in any event, within five calendar days after the end of the Term of Employment.

     (e) During the Term of Employment and for a period of two years thereafter, Executive agrees to comply in all respects with CECI's Policy of Business Conduct attached hereto as Exhibit B and delivers with the execution of this Agreement an executed
Certificate of Compliance thereto.

   Section 7.  Termination of Employment.

     (a) The employment of the Executive under this Agreement will terminate on the earliest of: (i) written notice by the Executive of his resignation; (ii) the day the Company gives to the Executive written notice of termination without cause; (iii) the day the Company gives to the Executive written notice of termination for cause; (iv) the Permanent Disability of the Executive; or (v) the death of the Executive.

     (b) If the employment of the Executive is terminated under this Agreement for any reason whatsoever, the obligations of the Executive under Section 6 will remain in full force and effect, and the termination will not abrogate any rights or remedies of the Company or the Executive with respect to any breach of the Agreement, except as expressly provided in Sections 8.

   Section 8.  Payment Upon Termination.

     (a) If the employment of the Executive is terminated pursuant to subsections (i), (iii), (iv), or (v) of Section 7(a), the Company will pay to the Executive, within 30 calendar days, any base salary and reimbursable expenses pursuant to Section 4(a) and 4(d) which are accrued but unpaid through the Termination Date.

     (b) If the employment of the Executive is terminated pursuant to subsection (ii) of Section 7(a), the Company will pay the Executive, subject to the Executive's compliance with his post-termination obligations under Section 6, (i) within 30 calendar days, any base salary and reimbursable expenses which are accrued and unpaid through such date, (ii) commencing one month after the month of his Termination Date, 24 monthly payments each equal to 1/24 of a sum equal to twice his annual base salary then in effect pursuant to Section 4, and (iii) commencing one month after the month of his Termination Date, 24 monthly payments each equal to 1/24 of a sum equal to twice the average of his prior two year's incentive bonuses. In addition, subject to the Executive's compliance with his post-termination obligations under Section 6, the Company agrees that the CECI stock options previously granted to Executive will continue to vest according to their terms within such next 24 months (beginning with the month following the month in which the Termination Date occurs, after which time the unvested remainder will lapse) and such vested options may be exercised within the remaining term of such options as provided in the respective option agreements.

   Section 9.  Remedies.

     (a) The Company will be entitled, if it elects, to enjoin any breach or threatened breach of, or enforce the specific performance of, the obligations of the Executive under Sections 3 or 6, without showing any actual damage or that monetary damages would be inadequate. Any such equitable remedy will not be the sole and exclusive remedy for any such breach, and the Company may pursue other remedies for such a breach.

     (b) Any court proceeding to enforce this Agreement may be commenced in the federal courts, or in the absence of federal jurisdiction the state courts, located in Omaha, Nebraska. The parties submit to the jurisdiction of such courts and waive any objection which they may have to pursuit of any such proceeding in any such court.

     (c) Except to the extent that the Company elects to seek injunctive relief in accordance with subsection (a), any controversy or claim arising out of or relating to this Agreement or the validity, interpretation, enforceability or breach of this Agreement will be submitted to arbitration in Omaha, Nebraska, in accordance with the then existing rules of the American Arbitration Association, and judgement upon the award rendered in any such arbitration may be entered in any court having jurisdiction.

   Section 11. Assignment. Neither the Company nor the Executive may sell, transfer or otherwise assign their rights, or delegate their obligations, under this Agreement.

   Section 12. Unfunded Benefits. All compensation and other benefits payable to the Executive under this Agreement will be unfunded, and neither the Company nor any Affiliate of the Company will segregate any assets to satisfy any obligation of the Company under this Agreement.

   Section 13. Severability. Should any provision, paragraph, clause or portion thereof of this Agreement be declared or be determined by any court or arbitrator of competent jurisdiction to be illegal, unenforceable or invalid, the validity or enforceability of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement. Alternatively, the court or arbitrator having jurisdiction shall have the power to modify such illegal, unenforceable or invalid provision so that it will be valid and enforceable, and, in any case, the remaining provisions of this Agreement shall remain in full force and effect.

   Section 14.  Miscellaneous.

     (a) This Agreement may be amended or modified only by a writing executed by the Executive and the Company.

     (b) This Agreement will be governed by and construed in accordance with the internal laws of the State of Nebraska.

     (c) This Agreement constitutes the entire agreement of the Company and the Executive with respect to the matters set forth in this Agreement and supersedes any and all other agreements between the Company and the Executive relating to those matters.

     (d) Any notice required to be given pursuant to this Agreement will be deemed given (i) when delivered in person or by courier, or (ii) on the third calendar day after it is sent by facsimile, with written confirmation of receipt, if to the Company to: Chairman of the Board, California Energy Company, Inc. at 10831 Old Mill Road, Omaha, Nebraska, 68154, facsimile number (402) 334-3746 and if to the Executive at 5105 South 181st Plaza, Omaha, Nebraska 68135, or to such other address as may be subsequently designated by the Company or the Executive in writing to the other party.

     (e) A waiver by a party of a breach of this Agreement will not constitute a waiver of any other breach, prior or subsequent, of this Agreement.

   IN WITNESS WHEREOF, the Company and the Executive have entered into this Agreement as of January 21, 1995.

                              CALIFORNIA ENERGY COMPANY, INC.


                              BY:  /s/ David L. Sokol
                             David L. Sokol
                                   Chairman of the Board

                              EXECUTIVE:


                              BY:  /s/ Thomas R. Mason
                                   Thomas R. Mason



                          EXHIBIT A

                          Defined Terms


   "Affiliate" means, with respect to a Person, (a) any Person directly or indirectly owning, controlling, or holding power to vote 10% or more of the outstanding voting securities of the Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by the Person; (c) any Person directly or indirectly controlling, controlled by or under common control with, the Person and (d) any officer or director of the Person, or of any Person directly or indirectly controlling the Person, controlled by the Person or under common control with the Person. As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person.

   "Agreement" means this Employment Agreement dated as of January 21, 1995, by and between the Company and the Executive, as it may be amended from time to time in accordance with its terms.

   "Board" means the Board of Directors of the Company.

   "Disability" means, with respect to the Executive, that the Executive has become physically or mentally incapacitated or disabled so that, in the reasonable judgement of the Chairman of the Board, he is unable to perform his duties under this Agreement and such other services as he performed on behalf of the Company before incurring such incapacity or disability.

   "Permanent Disability" means a Disability which has continued for at least three consecutive calendar months.

   "Person" means any natural person, general partnership, limited partnership, corporation, joint venture, trust, business trust, or other entity.

   "Term of Employment" means the period of time beginning on January 21, 1995 and ending on January 20, 1997 unless earlier terminated pursuant to Section 7(a).

   "Termination Date" means the date of termination of employment of the Executive pursuant to Section 7 of this Agreement.